UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2005

GENERAL GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-82277

(Commission File Number)

76-0594911

(IRS Employer Identification No.)

1 E. Liberty St., Suite 6000, Reno, Nevada 89501

(Address of principal executive offices and Zip Code)

480-603-5100

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 18, 2005, our Board of Directors approved a two (2) for one (1) forward stock split of our authorized, issued and outstanding shares of common stock. The forward stock split was effected with the Nevada Secretary of State on November 29, 2005 and received by us on December 9, 2005. As a result, our authorized capital has increased from 50,000,000 to 100,000,000 shares of common stock with a par value of $0.001. We will issue two (2) shares of common stock in exchange for every one (1) share of common stock issued and outstanding. This will increase our issued and outstanding share capital from 16,784,000 shares of common stock to 33,568,000 shares of common stock.

Item 9.01 Financial Statements and Exhibits.

3.1	Certificate of Change Pursuant to NRS 78.209.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GOLD CORPORATION

/s/ William Whittle

William Whittle, President

Date: December 9, 2005